Service Corporation International Announces Fourth Quarter 2011 Financial Results and Affirms Guidance for 2012

- Conference call on Thursday, February 9, 2012, at 9:00 a.m. Central Time.

HOUSTON, Feb. 8, 2012 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter 2011. Our unaudited condensed consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues	$586.6	$571.3	$2,316.0	$2,190.6
Operating income	$107.8	$104.0	$363.7	$354.0
Net income attributable to common stockholders	$44.6	$36.5	$144.9	$126.4
Diluted earnings per share	$0.20	$0.15	$0.61	$0.50
Earnings from continuing operations excluding special items (1)	$43.4	$45.0	$152.9	$149.0
Diluted earnings per share from continuing operations excluding special items(1)	$0.19	$0.18	$0.65	$0.59
Diluted weighted average shares outstanding	228.3	245.1	236.7	250.6
Net cash provided by operating activities	$96.8	$88.3	$388.1	$354.4

(1)

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items are non-GAAP financial measures. A reconciliation to net income and diluted earnings per share computed in accordance with GAAP can be found later in this press release under the heading "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items increased to $0.19 compared to $0.18 led by strong cemetery segment performance.
  Funeral gross profit increased by $1.0 million and the gross margin percentage was relatively flat. Higher revenues primarily as a result of recent acquisitions were largely offset by higher selling related expenses associated with preneed funeral production.
  Cemetery gross profit increased $4.1 million, or 10.5%, and cemetery gross margin percentage increased to 22.5% from 21.2%. Increased recognized preneed cemetery revenue primarily related to the completion of new construction property was partially offset by higher administrative expenses and property costs.
  Net cash provided by operating activities increased 9.6% to $96.8 million compared to $88.3 million. Higher cash receipts were somewhat offset by higher payments for cash interest as a result of our bond financing in November 2010.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the fourth quarter of 2011:

"We finished the year strong with results for the quarter and full year reaching the top end of our previous guidance. Continued favorable preneed sales production trends, higher average revenue per funeral service, and effective cost containment were keys to the fourth quarter's success. As we enter 2012 we are optimistic about our outlook and affirm our previous guidance of $.66 to $.74 of diluted earnings per share excluding special items and $375 to $425 million of recurring operating cash flow. We expect to maintain our momentum of growing preneed sales while refining our customer experience and developing a more productive operating platform. At the same time we will continue to apply a balanced approach to using our free cash flow to grow our company and to enhance shareholder value."

REVIEW OF RESULTS FOR FOURTH QUARTER 2011

Consolidated Segment Results
(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Funeral
Funeral atneed revenue	$239.2	$250.0	$971.3	$950.5
Funeral recognized preneed revenue	120.6	117.3	478.3	462.9
Other funeral revenue (1)	35.4	19.9	123.9	79.5
Total funeral revenues	$395.2	$387.2	$1,573.5	$1,492.9

Gross profit	$86.9	$85.9	$330.7	$317.0
Gross margin percentage	22.0%	22.2%	21.0%	21.2%

Funeral services performed	70,110	69,679	277,983	270,351
Average revenue per funeral service	$5,132	$5,271	$5,215	$5,228

Cemetery
Cemetery atneed revenue	$58.0	$58.4	$236.8	$240.4
Cemetery recognized preneed revenue	109.9	103.5	411.5	373.6
Other cemetery revenue (2)	23.5	22.2	94.2	83.7
Total cemetery revenues	$191.4	$184.1	$742.5	$697.7

Gross profit	$43.1	$39.0	$147.8	$132.2
Gross margin percentage	22.5%	21.2%	19.9%	18.9%

(1)

Other funeral revenue consist primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements. It also includes preneed sales of The Neptune Society that are delivered at the time of sale, including memorial merchandise and travel protection insurance.

(2)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended December 31, 2011 and 2010. We consider comparable operations to be those owned for the entire period beginning January 1, 2010 and ending December 31, 2011.

(In millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended December 31,
	2011	2010
Comparable funeral revenue:
Atneed revenue	216.1	228.4
Recognized preneed revenue	112.9	111.9
Other funeral revenue(1)	21.6	18.6
Total comparable funeral revenues	$350.6	$358.9

Comparable gross profit	$79.3	$80.2
Comparable gross margin percentage	22.6%	22.3%

Comparable funeral services performed:
Preneed	22,236	22,768
Atneed	38,773	41,959
Total	61,009	64,727

Comparable average revenue per funeral service	$5,393	$5,257
Comparable preneed funeral production:
Sales	$128.2	$111.5
Total preneed funeral contracts sold	23,083	20,497
Average revenue per contract sold	$5,554	$5,440

(1)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues decreased $8.3 million driven by a decrease in the number of funeral services performed, partially offset by higher average revenue per funeral service and higher General Agency revenues.
  Comparable funeral gross profit decreased $0.9 million compared to the prior year quarter. Although overall revenues declined, we were able to effectively manage our costs to keep profits and margin relatively flat.
  Comparable funeral services performed decreased 5.7%, which we believe is consistent with trends experienced by other funeral service providers and industry vendors.
  The comparable average revenue per funeral service grew 2.6% over the prior year quarter. Excluding an unfavorable Canadian currency impact and a benefit from higher funeral trust fund income, the average revenue per funeral service grew approximately 2.1% despite a 210 basis point increase in the cremation rate.
  The cremation rate increased to 44.7% in the fourth quarter of 2011 compared to 42.6% for the same period of 2010.
  Comparable preneed funeral sales production increased $16.7 million, or 15.0%, and comparable total funeral contracts sold increased 12.6% while average revenue per contract sold increased 2.1%. Preneed funeral sales are deferred and recognized as revenues in the future when the funeral service is performed.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended December 31, 2011 and 2010. We consider comparable operations to be those owned for the entire period beginning January 1, 2010 and ending December 31, 2011.

(Dollars in millions)	Three Months Ended December 31,
	2011	2010
Comparable cemetery revenue:
Atneed revenue	$57.4	$57.6
Recognized preneed revenue	109.1	101.5
Other cemetery revenue (1)	23.4	21.9
Total comparable cemetery revenues	$189.9	$181.0

Comparable gross profit	$43.2	$38.7
Comparable gross margin percentage	22.7%	21.4%

Comparable preneed and atneed cemetery sales production:
Property	$98.0	$95.2
Merchandise and services	87.9	86.3
Discounts	(19.7)	(16.2)
Preneed and atneed cemetery sales production	$166.2	$165.3
Recognition rate (2)	100%	96%

(1)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

  Comparable cemetery revenues increased $8.9 million, or 4.9%, primarily as a result of higher recognized preneed revenues associated with new construction property as well as higher trust fund income.
  Cemetery gross profit increased $4.5 million, or 11.6%, and the gross margin percentage increased to 22.7% compared to 21.4%. The improvements in gross profit and gross margin were attributable to the aforementioned strong recognized preneed revenues, partially offset by higher property and administrative expenses, and by higher selling expenses related to current quarter preneed sales initiatives.
  Preneed and atneed cemetery sales production increased $0.9 million, or 0.5%. This was generally in line with our expectations given the strong performance in the prior year quarter as well as in the first nine months of 2011. For the year ended 2011, preneed cemetery sales production grew 12.3%, which drove total (preneed and atneed) cemetery sales production to 7.1%.

Other Financial Results

  General and administrative expenses increased $2.9 million to $26.5 million in the fourth quarter of 2011, reflecting the impact of higher incentive compensation costs and professional fees.

Cash Flow and Capital Spending

  Net cash provided by operating activities increased by $8.5 million to $96.8 million in the fourth quarter of 2011. Higher cash receipts were partially offset by higher cash interest payments primarily as a result of the senior notes issued in November 2010.
  A summary of our capital expenditures is set forth below:

Capital Expenditures (In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Capital improvements at existing locations	$18.2	$18.8	$66.2	$58.7
Development of cemetery property	12.5	10.9	42.9	35.4
Construction of new funeral home facilities	1.7	0.8	9.3	3.8
Total capital expenditures	$32.4	$30.5	$118.4	$97.9

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and twelve months ended December 31, 2011 is set forth below:

	Three Months	Twelve Months
Preneed Funeral	6.3%	0.7%
Preneed Cemetery	6.5%	0.7%
Cemetery Perpetual Care	4.4%	5.2%
Combined Trust Funds	5.7%	2.2%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income attributable to common stockholders and diluted earnings per share from continuing operations excluding special items to our GAAP diluted earnings per share. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

	Three Months Ended December 31,
(In millions, except diluted EPS)	2011		2010
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$44.6	$0.20	$36.5	$0.15
After-tax reconciling items:
Gains on divestitures and impairment charges, net	(1.1)	(0.01)	(0.9)	—
Acquisition and transition costs	0.1	—	3.0	0.01
Losses on early extinguishment of debt, net	—	—	0.4	—
Change in certain tax reserves	(0.2)	—	6.0	0.02
Earnings from continuing operations excluding special items	$43.4	$0.19	$45.0	$0.18

Diluted weighted average shares outstanding (in thousands)		228,281		245,066

	Twelve Months Ended December 31,
(In millions, except diluted EPS)	2011		2010
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$144.9	$0.61	$126.4	$0.50
After-tax reconciling items:
Losses on divestitures and impairment charges, net	1.8	0.01	2.2	0.01
Acquisition and transition costs	1.4	0.01	9.4	0.04
Losses on early extinguishment of debt, net	2.2	0.01	5.9	0.02
Change in certain tax reserves	2.6	0.01	5.1	0.02
Earnings from continuing operations excluding special items	$152.9	$0.65	$149.0	$0.59

Diluted weighted average shares outstanding (in thousands)		236,669		250,602

Conference Call and Webcast

We will host a conference call on Thursday, February 9, 2012, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (857) 350-1595 with the passcode of 99535117. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through April 23, 2012 and can be accessed at (617) 801-6888 with the passcode of 23614854. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
   We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
   Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
   Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
   If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust fund.
   The funeral home and cemetery industry continues to be increasingly competitive.
   Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
   The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
   Unfavorable publicity could affect our reputation and business.
   If the number of deaths in our markets declines, our cash flows and revenues may decrease.
   The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
   Our funeral home and cemetery businesses are high fixed-cost businesses.
   Regulation and compliance could have a material adverse impact on our financial results.
   Cemetery burial practice claims could have a material adverse impact on our financial results.
   A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
   Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our upcoming 2011 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2011, we owned and operated 1,423 funeral homes and 374 cemeteries (of which 214 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088

Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues	$586,568	$571,251	$2,316,040	$2,190,552
Costs and expenses	(456,551)	(446,331)	(1,837,504)	(1,741,329)
Gross profit	130,017	124,920	478,536	449,223
General and administrative expenses	(26,479)	(23,603)	(103,860)	(103,689)
Gains (losses) on divestitures and impairment charges, net	4,287	2,681	(10,977)	8,512
Operating income	107,825	103,998	363,699	354,046
Interest expense	(33,306)	(31,915)	(133,782)	(128,196)
Losses on early extinguishment of debt, net	(5)	(43	(3,509)	(9,400)
Other (expense) income, net	(1,741)	(68	(772)	3,009
Income from continuing operations before income taxes	72,773	71,972	225,636	219,459
Provision for income taxes	(28,223)	(35,203)	(79,404)	(92,458)
Net income	44,550	36,769	146,232	127,001
Net income attributable to noncontrolling interests	—	(314)	(1,329)	(584)
Net income attributable to common stockholders	$44,550	$36,455	$144,903	$126,417

Basic earnings per share	$0.20	$0.15	$0.62	$0.51
Diluted earnings per share	$0.20	$0.15	$0.61	$0.50

Basic weighted average number of shares	225,950	243,260	234,242	248,871
Diluted weighted average number of shares	228,281	245,066	236,669	250,602

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET (In thousands, except share amounts)
	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$128,569	$170,846
Receivables, net	103,892	107,185
Deferred tax asset	44,316	41,371
Inventories, net	25,513	27,372
Other	25,803	27,746
Total current assets	328,093	374,520
Preneed funeral receivables, net and trust investments	1,478,865	1,424,557
Preneed cemetery receivables, net and trust investments	1,595,940	1,563,893
Cemetery property, at cost	1,497,703	1,508,787
Property and equipment, net	1,618,361	1,627,698
Goodwill	1,361,493	1,307,484
Deferred charges and other assets	430,851	396,582
Cemetery perpetual care trust investments	1,016,506	987,019
	$9,327,812	$9,190,540
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$358,904	$342,651
Current maturities of long-term debt	23,554	22,502
Income taxes	3,150	1,474
Total current liabilities	385,608	366,627
Long-term debt	1,861,116	1,832,380
Deferred preneed funeral revenues	575,546	580,223
Deferred preneed cemetery revenues	833,303	813,493
Deferred tax liability	405,615	323,303
Other liabilities	414,773	399,620
Deferred preneed funeral and cemetery receipts held in trust	2,424,356	2,408,074
Care trusts' corpus	1,015,300	986,872

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 224,665,395 and 242,019,650 shares issued, respectively, and 222,955,853 and 241,035,250 shares outstanding, respectively	222,956	241,035
Capital in excess of par value	1,430,330	1,603,112
Accumulated deficit	(367,044)	(477,459)
Accumulated other comprehensive income	105,852	112,768
Total common stockholders' equity	1,392,094	1,479,456
Noncontrolling interests	20,101	492
Total Equity	1,412,195	1,479,948
	$9,327,812	$9,190,540

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands)
	Twelve Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$146,232	$127,001
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	3,509	9,400
Depreciation and amortization	118,047	116,391
Amortization of intangible assets	25,591	25,197
Amortization of cemetery property	40,046	32,418
Amortization of loan costs	4,436	4,266
Provision for doubtful accounts	9,251	8,155
Provision for deferred income taxes	66,512	76,934
Losses (gains) on divestitures and impairment charges, net	10,977	(8,512)
Share-based compensation	9,144	8,878
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	(3,322)	(14,561)
Decrease in other assets	6,815	2,603
Increase in payables and other liabilities	14,610	16,374
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	69,688	45,988
Decrease in deferred preneed funeral revenue	(32,158)	(14,778)
Decrease in deferred preneed funeral receipts held in trust	(50,591)	(36,322)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(65,581)	(53,224)
Increase in deferred preneed cemetery revenue	23,636	10,558
Decrease in deferred preneed cemetery receipts held in trust	(9,419)	(648)
Other	689	(1,739)
Net cash provided by operating activities	388,112	354,379
Cash flows from investing activities:
Capital expenditures	(118,375)	(97,899)
Acquisitions	(99,570)	(299,083)
Proceeds from divestitures and sales of property and equipment, net	24,529	90,835
Net withdrawals of restricted funds and other	3,159	26,437
Net cash used in investing activities	(190,257)	(279,710)

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	85,000	510,000
Debt issuance costs	—	(11,828)
Payments of debt	(22,774)	(263,063)
Early extinguishment of debt	(43,194)	(119,105)
Principal payments on capital leases	(23,030)	(46,214)
Proceeds from exercise of stock options	8,227	1,759
Purchase of Company common stock	(197,302)	(116,878)
Payments of dividends	(44,795)	(40,001)
Bank overdrafts and other	(798)	(2,856)
Net cash used in by financing activities	(238,666)	(88,186)
Effect of foreign currency	(1,466)	4,618
Net decrease in cash and cash equivalents	(42,277)	(8,899)
Cash and cash equivalents at beginning of period	170,846	179,745
Cash and cash equivalents at end of period	$128,569	$170,846